As filed with the Securities and Exchange Commission on November 19, 2002.
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                                ACTIVISION, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                           7372                  95-4803544
(State or other jurisdiction of       (Primary standard         (I.R.S. Employer
 incorporation or organization)    industrial classification     Identification
                                        code number)                  No.)

                           3100 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 255-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           -------------------------

                                Ronald Doornink
                                   President
                                Activision, Inc.
                           3100 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 255-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------

                                   Copies To:
                                 Bryan Cave LLP
                          1290 Avenue of the Americas
                            New York, New York 10104
                     Attention: Kenneth L. Henderson, Esq.

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________

                        CALCULATION OF REGISTRATION FEE

     Title of                             Proposed       Proposed       Amount
    Each Class                            Maximum        Maximum          of
   of Securities           Amount        Offering        Aggregate       Regis-
       to be               to be         Price Per       Offering       tration
   Registered(1)        Registered(2)     Unit(3)       Price(4)(5)      Fee
===================    ==============   ==========     ============    ========

Debt Securities,
Preferred Stock,
par value $.000001
per share, Common
Stock, par value
$.000001 per share(6),
Warrants, Rights,
Purchase Contracts
and Units               $250,000,000        -          $250,000,000    $23,000

(1) This Registration Statement also covers such indeterminate principal amount of Debt Securities, such indeterminate number of shares of Preferred Stock, such indeterminate number of shares of Common Stock, such indeterminate number of Warrants, such indeterminate number of Rights, such indeterminate number of Purchase Contracts, such indeterminate number of Units, and such indeterminate amount of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act) as may be offered pursuant to this Registration Statement.
(2) In no event will the aggregate offering price of all securities issued at various times pursuant to this Registration Statement exceed $250,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(3) The proposed maximum offering price per unit will be determined at various times by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(4) The proposed maximum aggregate offering price has been estimated only for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(5)  Exclusive of accrued interest, distributions and dividends, if any.
(6) Each share of common stock includes a right to purchase two three-hundredths of a share of Series A Junior Preferred Stock pursuant to rights agreement between the registrant and Continental Stock Transfer & Trust Company, as rights agent.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                 Subject to Completion, Dated November 19, 2002

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS


                                  $250,000,000
                                ACTIVISION, INC.

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                    Warrants
                                     Rights
                               Purchase Contracts
                                      Units



     We may offer from time to time the following types of securities:

     o our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

     o    shares of our preferred stock;

     o    shares of our common stock;

     o warrants to purchase any of the other securities that may be sold under this prospectus;

     o    rights to purchase preferred stock or common stock;

     o purchase contracts to acquire any of the other securities that may be sold under this prospectus; and

     o    any combination of these securities, individually or as units.

     We may offer and sell, from time to time, in one or more offerings, up to $250,000,000 of any combination of the securities we describe in this prospectus in connection with our acquisition of the assets, business or securities of other companies whether by purchase, merger, or any other form of business combination.

     If necessary, we will provide a prospectus supplement each time we issue securities. The prospectus supplement will provide information about the terms of that offering and also may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

     This prospectus may also be used for the resale of securities we issue in connection with an acquisition. We have not authorized any person to use this prospectus in connection with resales of securities without our prior written consent.

     Our principal executive offices are located at 3100 Ocean Park Boulevard, Santa Monica, California 90405, and our telephone number is (310) 255-2000.

     Our common stock is traded on the Nasdaq National Market under the symbol "ATVI." On November 15, 2002, the closing sale price of our common stock as reported by Nasdaq was $19.40 per share.

     Investing in our securities involves risks that are described in the "Risk Factors" section beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is November , 2002.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.........................................................1
FORWARD-LOOKING STATEMENTS....................................................2
RISK FACTORS..................................................................2
ABOUT ACTIVISION.............................................................10
RATIOS OF EARNINGS TO FIXED CHARGES..........................................12
USE OF PROCEEDS..............................................................12
OFFERED SECURITIES...........................................................12
DESCRIPTION OF DEBT SECURITIES...............................................14
DESCRIPTION OF CAPITAL STOCK.................................................24
DESCRIPTION OF WARRANTS......................................................29
DESCRIPTION OF RIGHTS........................................................31
DESCRIPTION OF PURCHASE CONTRACTS............................................31
DESCRIPTION OF UNITS.........................................................32
LEGAL MATTERS................................................................32
EXPERTS......................................................................32
WHERE YOU CAN FIND MORE INFORMATION..........................................32
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................32

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf process, we may, from time to time, sell in one or more offerings up to $250,000,000 of any of the debt securities, preferred stock, common stock, warrants, rights, purchase contracts and units in connection with the acquisition of the assets, business or securities of other companies whether by purchase, merger, or any other form of business combination. In this prospectus we will refer to the debt securities, preferred stock, common stock, warrants, rights, purchase contracts and units collectively as the "securities."

     For each acquisition, we expect to negotiate the terms with the owner(s) or controlling person(s) of the assets, businesses, or securities we plan to acquire. The securities issued in each acquisition will be valued at prices which are based upon or reasonably related to market prices, or our valuation, of the same or similar securities. Such valuation may occur at the time we agree to the terms of an acquisition, the time of delivery of our securities, during periods ending at or about such times based on average market prices, or otherwise.

     With our written consent, persons who have received or will receive securities under this prospectus in connection with acquisitions may use this prospectus to sell such securities at a later date. We refer to these persons in the prospectus as "selling security holders." Please see the information described under the heading "Offered Securities" to find out more information about resales of the securities by the selling security holders.

     This prospectus provides you with a general description of the securities that we may sell. If necessary, each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." We are only selling these securities in states where the sale is permitted.

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's web site or at the SEC's offices referenced under the heading "Where You Can Find More Information."

                           FORWARD-LOOKING STATEMENTS

     We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements under the federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The words "anticipate," "believe," "may," "estimate," "expect," and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

     All forward-looking statements are subject to certain risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those discussed under "Risk Factors" in this prospectus and under "Business--Factors Affecting Future Performance" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2002. You should not place undue reliance on such forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the information set forth under the heading "Risk Factors."

                                  RISK FACTORS

     You should carefully consider the risks described below before investing in our securities. The occurrence of any of the following risks could harm our business and our prospects. In that event, our business may be negatively affected, the price of our stock may decline and you may lose part or all of your investment.

We depend on a relatively small number of brands for a significant portion of our revenues and profits.

     A significant portion of our revenues are derived from products based on a relatively small number of popular brands each year. In addition, many of these products have substantial production or acquisition costs and marketing budgets. In fiscal 2002, 50% of our worldwide net publishing revenues (35% of consolidated net revenues) was derived from two brands, one of which accounted for 44% and the other of which accounted for 6% of worldwide net publishing revenues (31% and 4%, respectively, of consolidated net revenues). In fiscal 2001, two brands accounted for 49% of our worldwide net publishing revenues (37% of consolidated net revenues), one of which accounted for 39% and the other of which accounted for 10% of worldwide net publishing revenues (29% and 8%, respectively, of consolidated net revenues). We expect that a limited number of popular brands will continue to produce a disproportionately large amount of our revenues. Due to this dependence on a limited number of brands, the failure of one or more products based on these brands to achieve anticipated results may significantly harm our business and financial results.

Our future success depends on our ability to release popular products.

     The life of any one game product is relatively short, in many cases less than one year. It is therefore important for us to be able to continue to develop many high quality new products that are popularly received. If we are unable to do this, our business and financial results may be negatively affected.

     We focus our development and publishing activities principally on products that are, or have the potential to become, franchise brand properties. Many of these products are based on intellectual property and other character or story rights acquired or licensed from third parties. These license and distribution agreements are limited in scope and time, and we may not be able to renew key licenses when they expire or to include new products in existing licenses. The loss of a significant number of our intellectual property licenses or of our relationships with licensors could have a material adverse effect on our ability to develop new products and therefore on our business and financial results.

Transitions in console platforms have a material impact on the market for interactive entertainment software.

     When new console platforms are announced or introduced into the market, consumers typically reduce their purchases of game console entertainment software products for current console platforms in anticipation of new platforms becoming available. During these periods, sales of our game console entertainment software products can be expected to slow down or even decline until new platforms have been introduced and have achieved wide consumer acceptance. Each of the three current principal hardware producers launched a new platform in recent years. Sony made the first shipments of its PlayStation 2 console system in North America and Europe in the fourth quarter of calendar year 2000. Microsoft made the first shipments of its Xbox console system in North America in November 2001 and in Europe and Japan in the first quarter of calendar 2002. Nintendo made the first shipments of its Nintendo GameCube console system in North America in November 2001 and in Europe in May 2002. Additionally, in June 2001, Nintendo launched its Game Boy Advance hand held device. We believe the next hardware transition cycle will occur in 2005. Delays in the launch, shortages, technical problems or lack of consumer acceptance of these platforms could adversely affect our sales of products for these platforms.

We must make significant expenditures to develop products for new platforms which may not be successful or released when anticipated.

     The interactive entertainment software industry is subject to rapid technological change. New technologies could render our current products or products in development obsolete or unmarketable. We must continually anticipate and assess the emergence and market acceptance of new interactive entertainment software platforms well in advance of the time the platform is introduced to consumers. New platforms have historically required the development of new software and also have the effect of undermining demand for products based on older technologies. Because product development cycles are difficult to predict, we must make substantial product development and other investments in a particular platform well in advance of introduction of the platform. If the platforms for which we develop new software products or modify existing products are not released on a timely basis or do not attain significant market penetration, or if we develop products for a delayed or unsuccessful platform, we may not be able to recover in revenues our development costs which could be significant and our business and financial results could be significantly harmed. An announcement by Sega Corporation in calendar 2001 that it was discontinuing its Dreamcast platform shows that even experienced hardware manufacturers are not immune to failure.

We are exposed to seasonality in the purchases of our products.

     The interactive entertainment software industry is highly seasonal, with the highest levels of consumer demand occurring during the year-end holiday buying season. As a result, our net revenues, gross profits and operating income have historically been highest during the second half of the year. Additionally, in a platform transition period, sales of game console software products can be significantly affected by the timeliness of introduction of game console platforms by the manufacturers of those platforms, such as Sony, Microsoft and Nintendo. The timing of hardware platform introduction is also often tied to holidays and is not within our control. Further, delays in development, licensor approvals or manufacturing can also affect the timing of the release of our products, causing us to miss key selling periods such as the year-end holiday buying season.

We depend on skilled personnel.

     Our success depends to a significant extent on our ability to identify, hire and retain skilled personnel. The software industry is characterized by a high level of employee mobility and aggressive recruiting among competitors for personnel with technical, marketing, sales, product development and management skills. We may not be able to attract and retain skilled personnel or may incur significant costs in order to do so. If we are unable to attract additional qualified employees or retain the services of key personnel, our business and financial results could be negatively impacted.

We depend on Sony and Nintendo for the manufacture of products that we develop for their hardware platforms.

     Generally, when we develop interactive entertainment software products for hardware platforms offered by Sony or Nintendo, the products are manufactured exclusively by that hardware manufacturer. Our hardware platform licenses with Sony and Nintendo provide that the manufacturer may change prices for the manufacturing of products.

     In addition, these agreements include other provisions such as approval rights of all products and related promotional materials that give the manufacturer substantial control over our costs and the release of new titles. Since each of the manufacturers is also a publisher of games for its own hardware platforms and manufactures products for all of its other licensees, a manufacturer may give priority to its own products or those of our competitors in the event of insufficient manufacturing capacity. Our business and financial results could be materially harmed by unanticipated delays in the manufacturing and delivery of our products by Sony and Nintendo. In addition, our business and financial results could be materially harmed if Sony or Nintendo used their rights under these agreements to delay the manufacture or delivery of our products, limit the costs recoverable by us to manufacture software for their consoles, or elect to manufacture software themselves or use developers other than us.

If our products contain defects, our business could be harmed significantly.

     Software products as complex as the ones we publish may contain undetected errors when first introduced or when new versions are released. We cannot assure you that, despite extensive testing prior to release, errors will not be found in new products or releases after shipment, resulting in loss of or delay in market acceptance. This loss or delay could significantly harm our business and financial results.

Inadequate intellectual property protections could prevent us from enforcing or defending our proprietary technology.

     We regard our software as proprietary and rely on a combination of copyright, trademark and trade secret laws, employee and third party nondisclosure agreements and other methods to protect our proprietary rights. We own or license various copyrights and trademarks. While we provide "shrinkwrap" license agreements or limitations on use with our software, it is uncertain to what extent these agreements and limitations are enforceable. We are aware that some unauthorized copying occurs within the computer software industry, and if a significantly greater amount of unauthorized copying of our interactive entertainment software products were to occur, it could cause material harm to our business and financial results.

     Policing unauthorized use of our products is difficult, and software piracy can be a persistent problem, especially in some international markets. Further, the laws of some countries where our products are or may be distributed either do not protect our products and intellectual property rights to the same extent as the laws of the United States, or are poorly enforced. Legal protection of our rights may be ineffective in such countries, and as we leverage our software products using emerging technologies such as the Internet and online services, our ability to protect our intellectual property rights and to avoid infringing intellectual property rights of others may diminish. We cannot assure you that existing intellectual property laws will provide adequate protection for our products in connection with these emerging technologies.

We may be subject to intellectual property claims.

     As the number of interactive entertainment software products increases and the features and content of these products continue to overlap, software developers increasingly may become subject to infringement claims. Many of our products are highly realistic and feature materials that are based on real world examples, which may inadvertently infringe upon the intellectual property rights of others. Although we believe that we make reasonable efforts to ensure that our products do not violate the intellectual property rights of others, it is possible that third parties still may claim infringement. From time to time, we receive communications from third parties regarding such claims. Existing or future infringement claims against us, whether valid or not, may be time consuming and expensive to defend.

     Intellectual property litigation or claims could force us to do one or more of the following:

     o Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

     o Obtain a license from the holder of the infringed intellectual property, which if available at all, may not be available on commercially favorable terms; or

     o Redesign our interactive entertainment software products, which could cause us to incur additional costs, delay introduction and possibly reduce commercial appeal of our products.

     Any of these actions may cause material harm to our business and financial results.

We rely on independent third parties to develop some of our software products.

     We often rely on independent third party interactive entertainment software developers to develop some of our software products. Since we depend on these developers in the aggregate, we remain subject to the following risks:

     o Continuing strong demand for developers' resources, combined with recognition they receive in connection with their work, may cause developers who worked for us in the past to either work for our competitors in the future or to renegotiate our agreements with them on terms less favorable for us.

     o Limited financial resources and business expertise and inability to retain skilled personnel may force developers out of business prior to completing our products or require us to fund additional costs.

     o Our competitors may acquire the businesses of key developers or sign them to exclusive development arrangements. In either case, we would not be able to engage such developers' services for our products.

     Increased competition for skilled third party software developers also has compelled us to agree to make significant advance payments on royalties to game developers. If the products subject to these arrangements do not generate sufficient revenues to recover these royalty advances, we would have to write-off unrecovered portions of these payments, which could cause material harm to our business and financial results. In a few cases, we also agree to pay developers fixed per unit product royalties after royalty advances are fully recouped. To the extent that sales prices of products on which we have agreed to pay a fixed per unit royalty are marked down, our profitability could be adversely affected.

We operate in a highly competitive industry.

     The interactive entertainment software industry is intensely competitive and new interactive entertainment software products and platforms are regularly introduced. Our competitors vary in size from small companies to very large corporations with significantly greater financial, marketing and product development resources than we have. Due to these greater resources, certain of our competitors can undertake more extensive marketing campaigns, adopt more aggressive pricing policies, pay higher fees to licensors for desirable motion picture, television, sports and character properties and pay more to third party software developers than we can. We believe that the main competitive factors in the interactive entertainment software industry include: product features; brand name recognition; compatibility of products with popular platforms; access to distribution channels; quality of products; ease of use; price; marketing support; and quality of customer service.

     We compete primarily with other publishers of personal computer and video game console interactive entertainment software. Significant third party software competitors currently include, among others: Acclaim Entertainment, Inc.; Capcom Co. Ltd.; Eidos PLC; Electronic Arts Inc.; Infogrames SA; Konami Company Ltd.; Namco Ltd.; Midway Games, Inc.; Sega Enterprises, Ltd.; Take-Two Interactive Software, Inc.; THQ Inc. and Vivendi Universal Publishing. In addition, integrated video game console hardware and software companies such as Sony Computer Entertainment, Nintendo Co. Ltd. and Microsoft Corporation compete directly with us in the development of software titles for their respective platforms.

     We also compete with other forms of entertainment and leisure activities. For example, we believe that the overall growth in the use of the Internet and online services by consumers may pose a competitive threat if customers and potential customers spend less of their available time using interactive entertainment software and more using the Internet and online services.

We may face difficulty obtaining access to retail shelf space necessary to market and sell our products effectively.

     Retailers of our products typically have a limited amount of shelf space and promotional resources, and there is intense competition among consumer interactive entertainment software products for high quality retail shelf space and promotional support from retailers. To the extent that the number of products and platforms increases, competition for shelf space may intensify and may require us to increase our marketing expenditures. Retailers with limited shelf space typically devote the most and highest quality shelf space to the best selling products. We cannot assure you that our new products will consistently achieve such "best seller" status. Due to increased competition for limited shelf space, retailers and distributors are in an increasingly better position to negotiate favorable terms of sale, including price discounts, price protection, marketing and display fees and product return policies. Our products constitute a relatively small percentage of any retailer's sales volume, and we cannot assure you that retailers will continue to purchase our products or to provide our products with adequate levels of shelf space and promotional support on acceptable terms. A prolonged failure in this regard may significantly harm our business and financial results.

Our sales may decline substantially without warning and in a brief period of time because we generally do not have long-term contracts for the sale of our products.

     We currently sell our products directly through our own sales force to mass merchants, warehouse club stores, large computer and software specialty chains and through catalogs, as well as to a limited number of distributors, in the United States and Canada. Outside North America, we sell our products directly to retailers as well as third party distributors in certain territories. Our sales are made primarily on a purchase order basis without long-term agreements or other forms of commitments. The loss of, or significant reduction in sales to, any of our principal retail customers or distributors could significantly harm our business and financial results. Our two largest customers, Wal-Mart Stores, Inc. and Toys "R" Us, Inc., accounted for approximately 14% and 7%, respectively, of our consolidated net revenues for fiscal 2002. Our five largest retailers including Wal-Mart and Toys "R" Us, accounted for approximately 35% of our consolidated net revenues for fiscal 2002. Wal-Mart and Toys "R" Us, accounted for approximately 10% and 9%, respectively, of our consolidated net revenues for fiscal 2001. Our five largest retailers, including Wal-Mart and Toys "R" Us, accounted for approximately 34% of our consolidated net revenues for 2001.

We may permit our customers to return our products and to receive pricing concessions which could reduce our net revenues and results of operations.

     We are exposed to the risk of product returns and price protection with respect to our distributors and retailers. Return policies allow select distributors and retailers to return defective, shelf-worn and damaged products in accordance with terms granted. Price protection policies, when granted and applicable, allow customers a credit against amounts they owe us with respect to merchandise unsold by them. We may permit product returns from or grant price protection to our customers under certain conditions. The conditions our customers must meet to be granted the right to return products or price protection are, among other things, compliance with applicable payment terms, delivery to us of weekly inventory and sell-through reports, and consistent participation in the launches of our premium title releases. We may also consider other factors, including the facilitation of slow moving inventory and other market factors. When we offer price protection, we offer it with respect to a particular product to all of our retail customers; however, only those customers who meet the conditions detailed above can avail themselves of such price protection. We also offer a 90-day limited warranty to our end users that our products will be free from manufacturing defects. Although we maintain a reserve for returns and price protection, and although we may place limits on product returns and price protection, we could be forced to accept substantial product returns and provide price protection to maintain our relationships with retailers and our access to distribution channels. Product returns and price protection that exceed our reserves could significantly harm our business and financial results.

We may be burdened with payment defaults and uncollectible accounts if our distributors or retailers cannot honor their credit arrangement with us.

     Distributors and retailers in the interactive entertainment software industry have from time to time experienced significant fluctuations in their businesses, and a number of them have failed. The insolvency or business failure of any significant retailer or distributor of our products could materially harm our business and financial results. We typically make sales to most of our retailers and some distributors on unsecured credit, with terms that vary depending upon the customer's credit history, solvency, credit limits and sales history, as well as whether we can obtain sufficient credit insurance. Although we have insolvency risk insurance to protect against our customers' bankruptcy, insolvency or liquidation, this insurance contains a significant deductible and a co-payment obligation, and the policy does not cover all instances of non-payment. In addition, while we maintain a reserve for uncollectible receivables, the reserve may not be sufficient in every circumstance. As a result, a payment default by a significant customer could significantly harm our business and financial results.

We may not be able to maintain our distribution relationships with key vendors.

     Our CD Contact, NBG and CentreSoft subsidiaries distribute interactive entertainment software and hardware products and provide related services in the Benelux territories, Germany and the United Kingdom, respectively, and, via export, in other European territories for a variety of entertainment software publishers, many of which are our competitors, and hardware manufacturers. These services are generally performed under limited term contracts. While we expect to use reasonable efforts to retain these vendors, we may not be successful in this regard. The cancellation or non-renewal of one or more of these contracts could significantly harm our business and financial results. Sony and Nintendo products accounted for approximately 34% and 8%, respectively, of our worldwide net distribution revenues for fiscal 2002.

Our international revenues may be subject to regulatory requirements as well as currency fluctuations.

     Our international revenues have accounted for a significant portion of our total revenues. International sales and licensing accounted for 49%, 43% and 51% of our total net revenues in fiscal 2002, 2001 and 2000, respectively. We expect that international revenues will continue to account for a significant portion of our total revenues in the future. International sales may be subject to unexpected regulatory requirements, tariffs and other barriers. Additionally, foreign sales which are made in local currencies may fluctuate. Presently, we engage in limited currency hedging activities. Although exposure to currency fluctuations to date has been insignificant, fluctuations in currency exchange rates may in the future have a material negative impact on revenues from international sales and licensing and thus our business and financial results.

Our software may be subject to governmental restrictions or rating systems.

     Legislation is periodically introduced at the local, state and federal levels in the United States and in foreign countries to establish a system for providing consumers with information about graphic violence and sexually explicit material contained in interactive entertainment software products. In addition, many foreign countries have laws that permit governmental entities to censor the content and advertising of interactive entertainment software. We believe that mandatory government-run rating systems eventually may be adopted in many countries that are significant markets or potential markets for our products. We may be required to modify our products or alter our marketing strategies to comply with new regulations, which could delay the release of our products in those countries.

     Due to the uncertainties regarding such rating systems, confusion in the marketplace may occur, and we are unable to predict what effect, if any, such rating systems would have on our business. In addition to such regulations, certain retailers have in the past declined to stock some of our products because they believed that the content of the packaging artwork or the products would be offensive to the retailer's customer base. While to date these actions have not caused material harm to our business, we cannot assure you that similar actions by our distributors or retailers in the future would not cause material harm to our business.

Our software may be subject to legal claims.

     Within the past three years, two lawsuits, Linda Sanders, et al. v. Meow Media, Inc., et al., United States District Court for the District of Colorado, and Joe James, et al. v. Meow Media, Inc., et al., United States District Court for the Western District of Kentucky, Paducah Division, have been filed against numerous video game companies, including us, by the families of victims who were shot and killed by teenage gunmen in attacks perpetrated at schools. These lawsuits allege that the video game companies manufactured and/or supplied these teenagers with violent video games, teaching them how to use a gun and causing them to act out in a violent manner. Both lawsuits referenced in this paragraph have been dismissed and are currently undergoing various stages of the appeals process. The dismissal of the Joe James lawsuit has been affirmed by the United States Court of Appeals for the Sixth Circuit. While our general liability insurance carrier has agreed to defend us in these lawsuits, it is uncertain whether or not the insurance carrier would cover all or any amounts which we might be liable for if the lawsuits are not decided in our favor. If either of the lawsuits are ultimately decided against us and our insurance carrier does not cover the amounts we are liable for, it could have a material adverse effect on our business and financial results. It is possible that similar additional lawsuits may be filed in the future. Payment of significant claims by insurance carriers may make such insurance coverage materially more expensive or unavailable in the future, thereby exposing our business to additional risk.

We may face limitations on our ability to integrate additional acquired businesses or to find suitable acquisition opportunities.

     We intend to pursue additional acquisitions of companies, properties and other assets that can be purchased or licensed on acceptable terms and which we believe can be operated or exploited profitably. Some of these transactions could be material in size and scope. While we will continually be searching for additional acquisition opportunities, we may not be successful in identifying suitable acquisitions. As the interactive entertainment software industry continues to consolidate, we face significant competition in seeking and consummating acquisition opportunities. We may not be able to consummate potential acquisitions or an acquisition may not enhance our business or may decrease rather than increase our earnings. In the future, we may issue additional securities in connection with one or more acquisitions, which may dilute our existing shareholders. Future acquisitions could also divert substantial management time and result in short term reductions in earnings or special transaction or other charges. In addition, we cannot guarantee that we will be able to successfully integrate the businesses that we may acquire into our existing business. Our shareholders may not have the opportunity to review, vote on or evaluate future acquisitions.

Our shareholder rights plan, charter documents and other agreements may make it more difficult to acquire us without the approval of our Board of Directors.

     We have adopted a shareholder rights plan under which one right entitling the holder to purchase two three-hundredths of a share of our Series A Junior Preferred Stock price at an exercise price of $40 per share (subject to adjustment) is attached to each outstanding share of common stock. Such shareholder rights plan makes an acquisition of control in a transaction not approved by our Board of Directors more difficult. Our Amended and Restated By-laws have advance notice provisions for nominations for election of nominees to the Board of Directors which may make it more difficult to acquire control of us. Our long-term incentive plans provide in many cases for acceleration of stock options following a change in control, which has the effect of making an acquisition of control more expensive. In addition, some of our officers have severance compensation agreements that provide for substantial cash payments and accelerations of other benefits in the event of a change in control. These agreements and arrangements may also inhibit a change in control and may have a negative effect on the market price of our common stock.

Our stock price is highly volatile.

     The trading price of our common stock has been and could continue to be subject to wide fluctuations in response to certain factors, including:

     o    Quarter to quarter variations in results of operations

     o    Our announcements of new products

     o    Our competitors' announcements of new products

     o    Our product development or release schedule

     o General conditions in the computer, software, entertainment, media or electronics industries

     o Timing of the introduction of new platforms and delays in the actual release of new platforms

     o    Changes in earnings estimates or buy/sell recommendations by analysts

     o Investor perceptions and expectations regarding our products, plans and strategic position and those of our competitors and customers

     In addition, the public stock markets experience extreme price and trading volume volatility, particularly in high technology sectors of the market. This volatility has significantly affected the market prices of securities of many technology companies for reasons often unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

We do not pay cash dividends on our common stock.

     We have not paid any cash dividends on our common stock and do not anticipate paying dividends in the near future.

                                ABOUT ACTIVISION

     We are a leading international publisher of interactive entertainment software products. We have built a company with a diverse portfolio of products that spans a wide range of categories and target markets and that is used on a variety of game hardware platforms and operating systems. We have created, licensed and acquired a group of highly recognizable brands which we market to a growing variety of consumer demographics.

     Our products cover the action/adventure, action sports, racing, role-playing, simulation, first-person action and strategy game categories. We offer our products in versions which operate on the Sony PlayStation, Sony PlayStation 2, Nintendo 64, Nintendo GameCube and Microsoft Xbox console systems, the Nintendo Game Boy Advance hand held device, as well as on personal computers. Driven partly by the enhanced capabilities of the current generation of platforms, we believe that in the next few years there will be continued growth in the market for interactive entertainment software and we plan to leverage our skills and resources to extend our leading position in the industry.

     Our publishing business involves the development, marketing and sale of products, either directly, by license or through our affiliate label program with third party publishers. In addition to publishing, we maintain distribution operations in Europe that provide logistical and sales services to third party publishers of interactive entertainment software, our own publishing operations and manufacturers of interactive entertainment hardware.

     Our objective is to be a worldwide leader in the development, publishing and distribution of quality interactive entertainment software products that deliver a highly satisfying consumer entertainment experience. Our strategy includes the following elements:

     Create and Maintain Diversity in Product Mix, Platforms and Markets. We believe that maintaining a diversified mix of products can reduce our operating risks and enhance profitability. Therefore, we develop and publish products spanning a wide range of product categories, including action/adventure, action sports, racing, role-playing, simulation, first-person action and strategy, and products designed for target audiences ranging from game enthusiasts and children to mass market consumers and "value priced" buyers. Presently, we concentrate on developing, publishing and distributing products that operate on Sony PlayStation 2, Nintendo GameCube and Microsoft Xbox console systems, Nintendo Game Boy Advance hand held device and the personal computer. We typically offer our products for use on multiple platforms in order to reduce the risks associated with any single platform, leverage our costs over a larger installed base and increase unit sales.

     Create, Acquire and Maintain Strong Brands. We focus development and publishing activities principally on products that are, or have the potential to become, franchise properties with sustainable consumer appeal and brand recognition. These products can thereby serve as the basis for sequels, prequels and related new products that can be released over an extended period of time. We believe that the publishing and distribution of products based in large part on franchise properties enhances predictability of revenues and the probability of high unit volume sales and operating profits. We have entered into a series of strategic relationships with the owners of intellectual property pursuant to which we have acquired the rights to publish products based on franchises such as Star Trek, various Disney films such as Toy Story 2 and Marvel Comics' properties such as Spider-Man, X-Men, Blade, Iron Man and Fantastic Four. We have also capitalized on the success of our Tony Hawk's Pro Skater products to sign long-term agreements, many of which are exclusive, with numerous other action-sports athletes including superstars Mat Hoffman in BMX biking, Kelly Slater in surfing, Shaun Palmer in snowboarding, Shaun Murray in wakeboarding and Travis Pastrana in motorcross biking and establish the "Activision O2" brand as the dominant brand in the action-sports category.

     Enforce Disciplined Product Selection and Development Processes. The success of our publishing business depends, in significant part, on our ability to develop games that will generate high unit volume sales and that can be completed up to our high quality standards. Our publishing units have implemented a formal control process for the selection, development, production and quality assurance of our products. We apply this process, which we refer to as the "Greenlight Process," to products under development with external, as well as internal resources. The Greenlight Process includes in-depth reviews of each project at five intervals during the development process by a team that includes several of our highest ranking operating managers and coordination between our sales and marketing personnel and development staff at each step in the process.

     We develop our products using a strategic combination of our internal development resources and external development resources acting under contract with us, some of who are independent and in some of which we have a capital investment. We typically select our external developers based on their track record and expertise in producing products in the same category. One developer will often produce the same game for multiple platforms and will produce sequels to the original game. We believe that this selection process allows us to strengthen and leverage the particular expertise of our internal and external development resources.

     Continue to Improve Profitability. We are continually striving to reduce our risk and increase our operating leverage and efficiency with the goal of increased profitability. We believe the key factor affecting our profitability will be the success rate of our product releases. Therefore, our product selection and development process includes, as a significant component, periodic evaluations of the expected commercial success of products under development. Through this process, titles that we determine to be less promising are either discontinued before we incur additional development costs, or if necessary, corrections can be made in the development process. In addition, our focus on cross platform releases and branded products will, we believe, contribute to this strategic goal.

     In order to further our emphasis on improved profitability, we have implemented a number of operational initiatives. We have increased our product development capabilities by allocating a portion of our product development investments to experienced independent development companies working under contract with us, thereby taking advantage of specialized third party developers without incurring the fixed overhead obligations associated with increased internally employed staff. Additionally, we have acquired certain experienced and specialized developers when, in our opinion, we can enhance profitability through the elimination of royalty obligations. Our sales and marketing operations work with our studio resources to increase the visibility of new product launches and to coordinate timing and promotion of product releases. Our finance and administration and sales and marketing personnel work together to improve inventory management and accounts receivables collections. We have broadly instituted objective-based reward programs that provide incentives to management and staff throughout the organization to produce results that meet our financial objectives.

     Grow Through Continued Strategic Acquisitions and Alliances. The interactive entertainment industry is consolidating, and we believe that success in this industry will be driven in part by the ability to take advantage of scale. Specifically, smaller companies are more capital constrained, enjoy less predictability of revenues and cash flow, lack product diversity and must spread fixed costs over a smaller revenue base. Several industry leaders are emerging that combine the entrepreneurial and creative spirit of the industry with professional management, the ability to access the capital markets and the ability to maintain favorable relationships with strategic developers, property owners and retailers. Through 14 completed acquisitions since 1997, we believe that we have successfully diversified our operations, our channels of distribution, our development talent pool and our library of titles, and have emerged as one of the industry's leaders. We intend to continue to expand our resources through acquisitions, strategic relationships and key license transactions. We expect to focus our acquisition strategy on increasing our development capacity through the acquisition of or investment in selected experienced development firms, and expanding our intellectual property library through licenses and strategic relationships with intellectual property owners.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our unaudited historical ratios of earnings to fixed charges for the periods indicated below:

                                                                Six Months
                        Year Ended March 31,                Ended September 30,
               --------------------------------------       -------------------
               1998     1999    2000     2001    2002        2001         2002
               ----------------------------------------------------------------
Ratio of
  earnings
  to fixed
  charges..... 3.48     4.66      A      4.00    28.95       2.73         27.51

A Due to the loss in fiscal year 2000, the ratio coverage was less than 1:1. Additional earnings of $38.6 million must be generated to achieve coverage of 1:1.

     In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before loss from equity investees, income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense and rental expense representative of the interest factor.

     As we have no preferred stock issued, a ratio of earnings to combined fixed charges and preferred dividends is not presented.

                                 USE OF PROCEEDS

     This prospectus relates to securities that may be offered and issued by us from time to time in connection with the acquisition of various assets, businesses or securities. Other than the assets, business, or securities acquired, there usually will be no proceeds to us from these offerings. When this prospectus is used by a selling security holder in a public reoffering or resale of securities acquired pursuant to this prospectus, we will usually not receive any proceeds from such sale by the selling security holder. However, any proceeds received by us from the offering of securities pursuant to this prospectus or upon any resale of securities acquired pursuant to this prospectus will be used for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions and other business combinations. We may invest funds that we do not immediately require in marketable securities.

                               OFFERED SECURITIES

     We may issue and sell the securities offered by this prospectus in connection with our acquisition in the future of the assets, business or securities of other companies whether by purchase, merger, or any other form of business combination. The specific terms upon which we will issue securities will be determined by negotiation with the owner(s) or controlling person(s) of the assets, businesses, or securities we plan to acquire. The securities issued in each acquisition will be valued at prices which are based upon or reasonably related to market prices, or our valuation, of the same or similar securities. Such valuation may occur at the time we agree to the terms of an acquisition, the time of delivery of our securities, during periods ending at or about such times based on average market prices, or otherwise.

     This prospectus, as amended or supplemented if appropriate, has also been prepared for use by selling security holders who receive our securities in acquisitions, including securities received under this prospectus. In general, the persons to whom we issue securities under this prospectus will be able to resell our securities in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive large blocks of our securities may want to resell those securities in distributions that would require the delivery of a prospectus. With our prior written consent, this prospectus may be used by selling security holders who may wish to sell securities. As used in this prospectus, "selling security holders" may include donees and pledgees selling securities received from a selling security holder. However, no person who receives the securities covered by this prospectus will be authorized to use this prospectus for an offer of such securities without first obtaining our written consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.

     Selling security holders may agree that:

     o an offering of securities under this prospectus be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us;

     o they will enter into custody agreements with one or more banks with respect to such securities; and

     o that they make sales only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.

     Selling security holders may sell securities:

     o through the Nasdaq National Market or any national securities exchange on which our securities have been approved for listing in the future or otherwise;

     o    directly to purchasers in privately negotiated transactions;

     o by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

     o in block trades in which the broker or dealer will attempt to sell securities as an agent but may position and resell a portion of the block as principal;

     o in transactions in which a broker or dealer purchases as principal for resale for its own account;

     o    through underwriters or agents; or

     o    in any combination of these methods.

     Securities may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling security holders and/or the purchasers of securities. The proceeds to a selling security holder from any sale of securities will be reduced by any compensation and of any expenses to be borne by the selling security holder.

     If required at the time a particular offer of securities is made by the Securities Act and the rules of the SEC, a supplement to this prospectus will be delivered that identifies any persons reselling securities acquired under this prospectus and will provide information about them and describe any material arrangements for the distribution of securities and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling security holder.

     Selling security holders and any brokers, dealers, underwriters or agents that participate with a selling security holder in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     To comply with state securities laws, the securities covered by this prospectus will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold at all unless they have been offered or qualified for sale in those states or any exemption from the registration or qualification requirement is available.

     We and the selling security holders may agree to indemnify each other and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act. We may agree to reimburse the selling security holders for certain expenses in connection with the offering and sale of securities.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations or our subordinated obligations. We use the term "senior debt securities" to refer to the unsecured and unsubordinated obligations. We use the term "subordinated debt securities" to refer to the subordinated obligations. The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

     Our senior debt securities may be issued from time to time under a senior debt securities indenture with a trustee to be named in the senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture with a trustee to be named in the subordinated debt securities indenture, which will describe the specific terms of the debt securing series. We use the term "indenture" to refer to the senior debt securities indenture or the subordinated debt securities indenture. We use the term "indentures" to refer both the senior debt securities indenture and the subordinated debt securities indenture. We use the term "trustee" to refer to the trustee named in the senior debt securities indenture or the subordinated debt securities indenture. We use the term "trustees" to refer to both the trustee named in the senior debt securities indenture and the subordinated debt securities indenture.

     The following summary of selected provisions that will be in indentures and in the debt securities is not complete. Before making an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture, which will be filed with the Securities and Exchange Commission in connection with the offering of the specific debt securities.

     Some of our operations are conducted through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

                                       14
General

     We can issue an unlimited amount of debt securities under the indentures. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. The debt securities of each series will be our direct, unsecured obligations.

     The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

     o    the title of the series of debt securities;

     o whether the debt securities of the series will be senior debt securities or subordinated debt securities;

     o any limit on the aggregate principal amount of debt securities of the series;

     o    the name of the trustee and its corporate trust office;

     o whether the debt securities of the series are to be issuable in registered or bearer form or both and whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

     o any other terms required to establish a series of bearer securities, including, but not limited to, tax compliance procedures;

     o the price or prices at which the debt securities of the series will be issued;

     o the person to whom any interest will be payable on any debt securities of the series, if other than the person in whose name the debt security is registered at the close of business on the regular record date for the payment of interest;

     o the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

     o the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

     o the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

     o the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

     o the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

     o our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

     o our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

     o the denominations in which any registered securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities of the series are to be issuable, if other than denominations of $5,000;

     o the currency or currencies, including composite currencies, of payment of principal or premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

     o if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

     o if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

     o if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the series to any holder in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we will make these payments, and whether those additional amounts paid by us will be treated as interest or principal pursuant to the applicable indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

     o whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

     o whether the debt securities of the series are issuable upon the conversion or exchange of other debt or equity securities, and, if so, the terms and conditions upon which the issuance will be effected, including the time, manner and place for the issuance;

     o any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

     o whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

     o whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture and, if other than by an officers' certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

     o any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the applicable indenture;

     o any special United States federal income tax considerations applicable to the debt securities of the series; and

     o any other terms of the debt securities of the series not inconsistent with the provisions of the applicable indenture.

     The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

     Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non-United States holders or denominated in a currency other than United States dollars will be set forth in the applicable prospectus supplement.

     The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Subordination of Subordinated Debt Securities

     Except as otherwise described in the applicable prospectus supplement relating to a series of subordinated debt securities, the payment of the principal of, premium, if any, and interest on any subordinated debt securities will rank junior in right of payment to the prior payment in full of all senior indebtedness.

Form, Exchange, Registration and Transfer

     The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "--Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof, and bearer securities will be issuable in denominations of $5,000.

     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities of any series may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities of any series that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

     In the event of any redemption of debt securities of any series, we will not be required to:

     o issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     o register the transfer of, or exchange any debt securities of the series or portion thereof, called for redemption, except the unredeemed portion of any being redeemed in part.

Covenants

     All covenants, if any, that will apply to a particular series of debt securities will be set forth in the indenture relating to such series of debt securities.

Payment and Paying Agents

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on debt securities of the series will be made at an office of the agency designated by us in accordance with the applicable indenture, except that at our option, payment of principal and premium, if any, or interest also may be made by check payable to payee and mailed to the address of payee as it appears in the debt securities registrar or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities of a series will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

Global Debt Securities

     The debt securities of a series may be issued in whole or in the form of one or more fully registered global securities. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. Global debt securities are expected to be deposited with the Depository Trust Company. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until a debt security is exchanged in whole or in part for the individual debt security represented thereby, a debt security in global form may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

     The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions or persons, commonly known as participants, that have accounts with the depositary or its nominee. The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of interests in such global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary, or its nominee, is the registered holder and owner of such global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder for all purposes of the debt securities and for all purposes under the applicable indenture. Except as set forth below or as otherwise provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered to be the owners or holders of any debt securities under the applicable indenture or such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture of such global security. We understand that under existing industry practice, in the event we request any action of holders of debt securities or if an owner of a beneficial interest in a global security desires to take any action that the depositary, as the holder of such global security is entitled to take, the depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such actions or would otherwise act upon the instructions of beneficial owners owning through them.

     Payments of principal of and premium, if any, and interest, if any, on debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner and holder of such global security, against surrender of the debt securities at the principal corporate trust office of the trustee. Interest payments will be made at the principal corporate trust office of the trustee or by a check mailed to the holder at its registered address. Payment in any other manner will be specified in the prospectus supplement.

     We expect that the depositary, upon receipt of any payment of principal, premium, if any, of interest, if any, in respect of a global security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of the depositary. We expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such participant. We are not responsible or liable (and neither is the trustee or our agent) for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in such global security owning through such participants.

     Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary.

     Unless otherwise provided in the applicable prospectus supplement, debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor as such global security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if:

     o the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for such global security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

     o we, in our sole discretion, determine not to have all of the debt securities represented by a global security and notify the trustee thereof; or

     o there shall have occurred and be continuing an event of default or an event which, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to the debt securities.

     Any debt security that is exchangeable pursuant to the preceding sentence is exchangeable for debt securities registered in such names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security. Subject to the foregoing, a global security is not exchangeable except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

Events of Default

     Unless otherwise indicated in an applicable prospectus supplement, each indenture will provide that if an event of default occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration.

     Under each indenture, unless otherwise specified in an applicable prospectus supplement with respect to a series of debt securities, the following events will constitute an event of default with respect to a series of debt securities:

     o default in payment of the principal of any debt security of the series or any required sinking fund payment;

     o default in payment of any interest or other amounts on any debt security of the series when due, continuing for 30 days;

     o with respect to each series of debt securities, failure to perform any other of our covenants applicable to that series, which failure continues for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series specifying such failure, requiring it to be remedied and stating that such notice is a "Notice of Default";

     o    specified events of bankruptcy or insolvency; and

     o any other event of default applicable to a series of debt securities as set forth in the applicable prospectus supplement.

     The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default under the debt securities of a series, other than a payment default, if it determines that withholding the notice is in the interests of the holders.

     The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as the direction does not conflict with any law or the indenture and subject to other limitations provided for in the applicable indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the direction. Unless otherwise specified in an applicable prospectus supplement with respect to a series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities, unless:

     o the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

     o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

     o the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

     o the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

     o the trustee has failed to comply with the request within the 60-day period.

     Notwithstanding the foregoing, the right of any holder of any debt security or coupon to receive payment of the principal of, premium, if any, and interest in respect of a debt security or payment of the coupon on the date specified for payment in the debt security or coupon representing the installment of interest (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of payment may not be impaired or adversely affected without the holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series, or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in "--Modification and Waiver," below.

     Unless otherwise specified in an applicable prospectus supplement, each indenture will provide for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers' certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

     Except as otherwise described in the applicable prospectus supplement, the indentures will permit us and the applicable trustee to execute a supplemental indenture without the consent of the holders of the debt securities or any related coupons:

     o to evidence the succession of another corporation to us and the assumption by it of our obligations under the applicable indenture and the debt securities;

     o to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the applicable indenture upon us;

     o to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of and premium, if any, or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of debt securities in uncertificated form;

     o to establish the form or terms of debt securities of any series or coupons as permitted by the applicable indenture;

     o to provide for the acceptance of appointment under the applicable indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

     o    to cure any ambiguity, defect or inconsistency;

     o to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

     o to add events of default for the benefit of all or any series of debt securities;

     o    to secure the debt securities; or

     o to make any other change that does not adversely affect the rights of any holder of the debt securities.

     Each indenture will also permit us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series and any related coupons under the applicable indenture. However, the supplemental indenture will not, without the consent of the holder of each outstanding debt security affected thereby:

     o change the stated maturity of the principal of, or any installment of principal or interest on, the debt securities or any premium payable upon redemption thereof;

     o reduce the amount of principal of any original issue discount securities that would be due and payable upon declaration of acceleration of maturity thereof;

     o reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities;

     o change the place or currency of payment of principal and premium, if any, or interest, if any, on the debt securities;

     o impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

     o reduce the percentage of the outstanding debt securities of any series necessary to modify or amend the indenture;

     o modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

     o in the case of subordinated debt securities, amend or modify any of the provisions of the applicable indenture relating to subordination of the debt securities in any manner adverse to the holders of the debt securities.

     Holders of not less than a majority of the principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by us with certain of the restrictive covenants described above with respect to the debt securities of that series.

Discharge and Defeasance

     Unless otherwise indicated in an applicable prospectus supplement, we will be able to discharge all of our obligations, other than administrative obligations such as facilitating transfers and exchanges of certificates and replacement of lost or mutilated certificates, relating to a series of debt securities under an indenture by depositing cash and/or U.S. Government obligations with the trustee in an amount sufficient to make all of the remaining payments of principal, premium and interest on those debt securities when those payments are due. We can do this only if we have delivered to the trustee, among other things, an opinion of counsel based on a United States Internal Revenue Service ruling or other change in U.S. federal income tax law stating that holders will not recognize any gain or loss for U.S. federal income tax purposes as a result of this deposit.

     Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities and may look only to the deposited funds or obligations for payment.

The Trustees under the Indentures

     The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. Each trustee will be permitted to engage in other transactions with us and/or our
                                       23

subsidiaries and affiliates. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

     The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

     The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Conversion or Exchange

     If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities, the specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws that are incorporated by reference into the registration statement which includes this prospectus. The General Corporation Law of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

     Under our Amended and Restated Certificate of Incorporation, as amended, our authorized capital stock consists of 130,000,000 shares of stock, $.000001 par value per share, consisting of 125,000,000 shares of common stock, 3,750,000 shares of serial preferred stock and 1,250,000 shares of Series A Junior Preferred Stock. As of November 12, 2002, we had 66,995,133 shares of common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Common Stock

     Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election. Subject to preferences which may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to such distributions as may be declared from time to time by our Board of Directors out of funds legally available. We have not paid, and have no current plans to pay, cash dividends on our common stock. We intend to retain all earnings for use in our business.

                                       24

     Holders of common stock have no conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of holders of our common stock will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors and preferences applicable to outstanding shares of preferred stock.

     The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock. At present, no shares of preferred stock are outstanding. Each share of common stock includes a right to purchase two three-hundredths of a share of Series A Junior Preferred Stock pursuant to a rights agreement between us and Continental Stock Transfer & Trust Company, as rights agent. As of November 12, 2002, we had approximately 3,200 stockholders of record, excluding banks, brokers and depository companies that are stockholders of record for the account of beneficial owners.

     The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shareholder Rights Plan

     On April 18, 2000, our board of directors approved a shareholders rights plan. Under the rights plan, each common shareholder at the close of business on April 19, 2000 received a dividend of one right for each share of common stock held. Each right represents the right to purchase two three-hundredths (2/300) of a share of our Series A Junior Preferred Stock at an exercise price of $40.00. Initially, the rights are represented by our common stock certificates and are neither exercisable nor traded separately from our common stock. The rights will only become exercisable if a person or group acquires 15% or more of our common stock, or announces or commences a tender or exchange offer which would result in the bidder's acquiring 15% or more of our common stock.

     In the event that any person or group acquires 15% or more of our outstanding common stock, each holder of a right (other than such person or members of such group) will then have the right to receive, upon exercise of a right, in lieu of shares of Series A Junior Preferred Stock, the number of shares of our common stock having a value equal to two times the then current exercise price of the right. If we are acquired in a merger or other business combination transaction after a person has acquired 15% or more of our common stock, each holder of a right will then have the right to receive, upon exercise of a right, a number of the acquiring company's common shares having a market value equal to two times the then current exercise price of the right. For persons who, as of the close of business on April 18, 2000, beneficially own 15% or more of the our common stock, the rights plan "grandfathers" their current level of ownership, so long as they do not purchase additional shares in excess of certain limitations.

     We may redeem the rights for $.01 per right at any time prior to approximately the tenth day following the first public announcement of the acquisition of 15% of our common stock. At any time after a person has acquired 15% or more (but before any person has acquired more than 50%) of our common stock, we may exchange all or part of the rights for shares of common stock at an exchange ratio of one share of common stock per right. The rights expire on April 18, 2010.

     Our rights agreement has anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired, redeemed or declared invalid. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of our board of directors to negotiate with an acquiror on behalf of all of the stockholders. In addition, the rights should not interfere with a proxy contest.

Preferred Stock

     General

                                       25

     Our board of directors is authorized to issue shares of preferred stock from time to time up to an aggregate of 5,000,000 shares of our preferred stock, which includes 1,250,000 authorized shares of Series A Junior Preferred Stock issuable pursuant to the rights agreement described above. Our board of directors is authorized to issue shares of preferred stock in one or more series, and to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, and the liquidation preferences or other special rights, qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law for each series of preferred stock.

     The prospectus supplement will describe the terms of any series of preferred stock being offered, including:

     o the designation of the shares and the number of shares that constitute the series;

     o the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

     o    the dividend periods (or the method of calculation thereof);

     o the date from which dividends on the preferred stock shall accumulate, if applicable;

     o    the voting rights of the shares;

     o the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

     o whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

     o whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

     o whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

     o    the provision of a sinking fund, if any, for the preferred stock;

     o whether the shares of the series of preferred stock will be listed on a securities exchange;

     o any special United States federal income tax considerations applicable to the series; and

     o the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

     Dividends

     Unless otherwise set forth in the applicable prospectus supplement, holders of shares of preferred stock will be entitled to receive, when and as declared by our board of directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

                                       26

     Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

     Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless:

     o if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; and

     o if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

     However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

     Redemption

     All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of common stock or into shares of any other series of preferred stock to the extent set forth in the applicable prospectus supplement.

     Liquidation Rights

     Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or

                                       27

winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution. However, the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

     If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

     Voting Rights

     The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our board of directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

     Unless otherwise set forth in an applicable prospectus supplement, without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

     o increase or decrease the aggregate number of authorized shares of that class;

     o    increase or decrease the par value of the shares of that class; or

     o alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

     If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

     Miscellaneous

     Unless otherwise set forth in an applicable prospectus supplement, the holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement.

                                       28

     When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

     No Other Rights

     The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

     Transfer Agent

     The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

                             DESCRIPTION OF WARRANTS

     We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

     The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates" and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

     The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

General

     The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

     o the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

     o the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

                                       29

     o the procedures and conditions relating to the exercise of the warrants;

     o the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

     o    the offering price of the warrants, if any;

     o the date on which the right to exercise the warrants will commence and the date on which that right will expire;

     o a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

     o whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

     o    call provisions of the warrants, if any;

     o    antidilution provisions of the warrants, if any; and

     o    any other material terms of the warrants.

Exercise of Warrants

     Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

     Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon then exercise of the warrants, and will not be entitled to:

     o in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

     o in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

     Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

                                       30

                              DESCRIPTION OF RIGHTS

     We may issue rights for the purchase of shares of preferred stock or common stock. Each series of rights will be issued under a separate rights agreement between us and a bank or trust company, all as set forth in the prospectus supplement relating to the particular issue of rights. The bank or trust company will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

     The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

     o the date for determining the stockholders entitled to the rights distribution;

     o the aggregate number of shares of preferred stock or common stock purchasable upon exercise of such rights and the exercise price;

     o    the aggregate number of rights being issued;

     o the date, if any, on and after which such rights may be transferable separately;

     o the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

     o    any special United States federal income tax consequences; and

     o any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

                        DESCRIPTION OF PURCHASE CONTRACTS

     We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

     The prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

                                       31

                              DESCRIPTION OF UNITS

     We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

     Any applicable prospectus supplement will describe:

     o the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     o any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

     o any material provisions of the governing unit agreement that differ from those described above.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon by Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104. Kenneth L. Henderson, one of our directors, is a partner of Bryan Cave LLP. In addition, Bryan Cave LLP owns approximately 14,250 shares of our common stock.

                                     EXPERTS

     Our consolidated financial statements and schedule for the year ended March 31, 2000, have been incorporated by reference herein and in this registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements as of and for the years ended March 31, 2001 and March 31, 2002, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. You can also find our SEC filings at the SEC's web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

                                       32

     o Our Annual Report on Form 10-K for the fiscal year ended March 31, 2002;

     o Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2002 and September 30, 2002;

     o Our Current Reports on Form 8-K filed on May 22, 2002, June 5, 2002 and June 6, 2002,; and

     o The description of our common stock and the rights associated with our common stock contained in our Registration Statement on Form S-3, Registration No. 333-46425, and our Registration Statement on Form 8-A, File No. 001-15839, filed on April 19, 2000.

     We filed a registration statement on Form S-4 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                                Activision, Inc.
                            3100 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 255-2000
                            Attn: Investor Relations

     You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL"), paragraphs A and B of Article SIXTH of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and paragraph 5 of Article VII of the Company's Amended and Restated By-laws (the "By-Laws") provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Paragraph B of Article SIXTH of the Certificate of Incorporation provides mandatory indemnification rights to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights shall include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Paragraph 5 of Article VII of the Company's By-laws currently provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Paragraph A of Article SIXTH of the Certificate of Incorporation contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

     The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company. In addition, the Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations. The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 21. Exhibits

     (a)  Exhibits:

          3.1 Our Amended and Restated Certificate of Incorporation, dated June 1, 2000 (incorporated by reference to Exhibit 2.5 of our Current Report on Form 8-K, filed on June 16, 2000).

          3.2 Our Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated June 9, 2000 (incorporated by reference to Exhibit 2.7 of our Current Report on Form 8-K, filed on June 16, 2000).

          3.3 Our Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated August 23, 2001 (incorporated by reference to Exhibit 3.3 of Amendment No. 1 to our Registration Statement on Form S-3, Registration No. 333-66280, filed on August 31, 2001).

          3.4 Our Certificate of Designation of Series A Junior Preferred Stock, dated December 27, 2001 (incorporated by reference to
               Exhibit 3.4 of our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2001).

          3.5 Our Amended and Restated By-laws dated August 1, 2000 (incorporated by reference to Exhibit 3.2 of our Current Report on form 8-K, filed July 11, 2001).

          4.1 Rights Agreement dated as of April 18, 2000, between us and Continental Stock Transfer & Trust Company, which includes as exhibits the form of Right Certificates as Exhibit A, the Summary of Rights to Purchase Series A Junior Preferred Stock as Exhibit B and the form of Certificate of Designation of Series A Junior Preferred Stock of Activision as Exhibit C, (incorporated by reference to our Registration Statement on Form 8-A, Registration No. 001-15839, filed April 19, 2000).

          4.2  Form of Senior Debt Securities Indenture.*

          4.3  Form of Senior Debt Securities.*

          4.4  Form of Subordinated Debt Securities Indenture.*

          4.5  Form of Subordinated Debt Securities.*

          4.6  Form of Warrant Agreement (including form of Warrant
               Certificate).*

          4.7  Form of Rights Agreement (including form of Right Certificate).*

          4.8 Form of Purchase Contract (including form of Purchase Contract Certificate) and, if applicable, Pledge Agreement.*

          4.9  Form of Unit Agreement (including form of Unit Certificate).*

          4.10 Form of Common Stock Certificate.*

          4.11 Certificate of Designation of Preferred Stock.*

          4.12 Form of Preferred Stock Certificate.*

          5.1 Opinion of Bryan Cave LLP as to the legality of securities being registered.

          12.1 Computation of Ratio of Earnings to Fixed Charges.

          23.1 Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

          23.2 Consent of KPMG LLP.

          23.3 Consent of PricewaterhouseCoopers LLP.

          24.1 Power of attorney (included on signature page).

               25.1 Statement of Eligibility of Trustee on Form T-1.*

________________________
* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

Item 22. Undertakings

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

          provided, however, that clauses (1)(i) and (1)(ii) do not apply if the additional information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

          2. That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. (1) As follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

               (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          4. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          5. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)1 or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          6. That, for the purpose of determining any liability under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          7. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          8. To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; provided, however, that where the transaction in which the securities are being offered pursuant to the registration statement under the Securities Act would itself qualify for an exemption from Section 5 of the Act, absent the existence of other similar (prior or subsequent) transactions, a prospectus supplement could be used to furnish the information necessary in connection with such transaction.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on November 15, 2002.

                                        ACTIVISION, INC.

                                        By: /s/ Ronald Doornink, President
                                           ---------------------------------
                                           Ronald Doornink, President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Kotick, Brian G. Kelly and Ronald Doornink, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any related Rule 462 Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Name                    Title                          Date
        ----                    -----                          -----

/s/Robert A. Kotick       Chairman, Chief Executive Officer    November 15, 2002
-------------------------  and Director
(Robert A. Kotick)

/s/Brian G. Kelly         Co-Chairman and Director             November 15, 2002
-------------------------
(Brian G. Kelly)

/s/Ronald Doornink        President, Activision, Inc.;         November 15, 2002
-------------------------  Chief Executive Officer,
(Ronald Doornink)          Activision Publishing, Inc.
                           (Principal Executive Officer)

/s/William J. Chardavoyne Executive Vice President and         November 15, 2002
------------------------- Chief Financial Officer (Principal
(William J. Chardavoyne)  Financial and Accounting Officer)

/s/Kenneth L. Henderson   Director                             November 15, 2002
-------------------------
(Kenneth L. Henderson)

/s/ Barbara S. Isgur      Director                             November 15, 2002
-------------------------
(Barbara S. Isgur)

/s/Steven T. Mayer        Director                             November 15, 2002
-------------------------
(Steven T. Mayer)

/s/Robert J. Morgado      Director                             November 15, 2002
-------------------------
(Robert J. Morgado)

                                  EXHIBIT INDEX

                                                                    Page Number
                                                                    in Signed
                                                                    Registration
Exhibit No.               Description                               Statement
-----------               -----------                               ------------

3.1 Our Amended and Restated Certificate of Incorporation, dated June 1, 2000 (incorporated by reference to Exhibit 2.5 of our Current Report on Form 8-K, filed on June 16, 2000).

3.2 Our Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated June 9, 2000 (incorporated by reference to Exhibit 2.7 of our Current Report on Form 8-K, filed on June 16, 2000).

3.3 Our Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated August 23, 2001 (incorporated by reference to Exhibit
     3.3 of Amendment No. 1 to our Registration Statement on Form S-3, Registration No. 333-66280, filed on August 31, 2001).

3.4 Our Certificate of Designation of Series A Junior Preferred Stock, dated December 27, 2001 (incorporated by reference to Exhibit 3.4 of our Quarterly Report on Form 10-Q for the quarterly period ended December 31,
     2001).

3.5 Our Amended and Restated By-laws dated August 1, 2000 (incorporated by reference to Exhibit 3.2 of our Current Report on form 8-K, filed July 11,
     2001).

4.1 Rights Agreement dated as of April 18, 2000, between us and Continental Stock Transfer & Trust Company, which includes as exhibits the form of Right Certificates as Exhibit A, the Summary of Rights to Purchase Series A Junior Preferred Stock as Exhibit B and the form of Certificate of Designation of Series A Junior Preferred Stock of Activision as Exhibit C, (incorporated by reference to our Registration Statement on Form 8-A, Registration No. 001-15839, filed April 19, 2000).

4.2  Form of Senior Debt Securities Indenture.*

4.3  Form of Senior Debt Securities.*

4.4  Form of Subordinated Debt Securities Indenture.*

4.5  Form of Subordinated Debt Securities.*

4.6  Form of Warrant Agreement (including form of Warrant Certificate).*

4.7  Form of Rights Agreement (including form of Right Certificate).*

4.8 Form of Purchase Contract (including form of Purchase Contract Certificate) and, if applicable, Pledge Agreement.*

4.9  Form of Unit Agreement (including form of Unit Certificate).*

4.10 Form of Common Stock Certificate.*

4.11 Certificate of Designation of Preferred Stock.*

4.12 Form of Preferred Stock Certificate.*

5.1 Opinion of Bryan Cave LLP as to the legality of securities being registered.

12.1 Computation of Ratio of Earnings to Fixed Charges.

23.1 Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

23.2 Consent of KPMG LLP.

23.3 Consent of PricewaterhouseCoopers LLP.

24.1 Power of attorney (included on signature page).

25.1 Statement of Eligibility of Trustee on Form T-1.*

________________________
* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.